News Release

FOR IMMEDIATE RELEASE

Pacer International Organizational Update

Heightened Focus on Intermodal Growth and Door-to-Door Execution

CONCORD, Calif., June 23, 2008 (BUSINESS WIRE)-Pacer International, Inc. (NASDAQ: PACR), a leading North American logistics and freight transportation provider, announced several key executive appointments that align with the company's objective to significantly grow its intermodal services business with both its retail and wholesale customers.

"The organizational structure we are announcing today is the next logical step for Pacer. It reflects our core strategy of placing additional emphasis on our retail customer and door-to-door services," said Michael E. Uremovich, chairman and CEO of Pacer International. "Pacer is committed to the success of all our customers, and we are confident in our ability to provide industry-leading intermodal services to both wholesale and retail customers today and in the future."

As part of Pacer's commitment to anticipate and exceed its customers' transportation needs, the company has made the following appointments:

Dan Avramovich, recently of Kansas City Southern and Exel Logistics, will join Pacer effective June 30, 2008 as president of retail intermodal services. His responsibilities will include all of the commercial and operating activities of our retail door-to-door intermodal product. Mr. Avramovich brings over 25 years of senior leadership experience with some of the industries' leaders in transportation and logistics, including extensive experience in the intermodal sector. He will report to Don Orris, president, intermodal products.

Adriene Bailey has been promoted to president of wholesale intermodal services. Her responsibilities will include all of the commercial and operating activities of our wholesale ramp-to-ramp and door-to-door intermodal products. Ms. Bailey's transportation and logistics industry experience spans more than 20 years with leading rail and intermodal organizations, including over eight years in operational and commercial leadership roles with Pacer. She will also report to Don Orris.

Val Noel, president of Pacer Cartage since 2004, has also been named EVP street operations with a focus on further improving customer pick-up and delivery service levels while increasing carrier capacity. Mr. Noel has more than 20 years of leadership experience delivering effective intermodal and trucking operations. He will report to Mr. Avramovich.

Doug Matthew has been promoted to EVP network logistics. His responsibilities will include strategic pricing, and network and equipment management for all intermodal products. Mr. Matthew has been with Pacer for over 9 years, and brings a wealth of operations and analytical experience to his expanded role focused on balancing and optimizing our intermodal network. He will report jointly to Mr. Avramovich and Ms. Bailey.

Brian Kane has been promoted to SVP corporate finance with responsibility for all finance and accounting functions, as well as the successful implementation of the SAP project and its related cost savings and customer functionality enhancements. Mr. Kane has held a number of key financial leadership roles at Pacer over the last 10 years and most recently led the retail intermodal operations team. He will report to Larry Yarberry, EVP and CFO.

Commenting on the new team, Uremovich added, "I am pleased and enthusiastic about these changes. The addition of Mr. Avramovich's experienced leadership and the expanded roles of Ms. Bailey and Messrs. Noel, Matthew and Kane further strengthens our management team. I am confident that we have the right plan and the right people in place to deliver on our plan."

ABOUT PACER INTERNATIONAL (www.pacer-international.com)

Pacer International, a leading asset-light North American third-party logistics and freight transportation provider, through its intermodal and logistics operating segments, offers a broad array of services to facilitate the movement of freight from origin to destination. The intermodal segment offers wholesale services provided by Pacer Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and Pacer Cartage (local trucking), as well as retail services through its Rail Brokerage group (intermodal marketing). The logistics segment provides retail truck brokerage, trucking, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its intermodal and logistics operating segments are headquartered in Concord, California, and in Dublin, Ohio, respectively.

CERTAIN FORWARD-LOOKING STATEMENTS--This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions; industry trends, including changes in the costs of services from rail and motor transportation providers; the loss of one or more of our major customers; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; difficulties in maintaining or enhancing our information technology systems including potential delays and cost overruns in the implementation of an enterprise suite of software applications that we purchased in the fourth quarter of 2007; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; the possibility of future goodwill impairment charges; availability of qualified personnel; changes in, or the failure to comply with, government regulation; increases in interest rates; increases in our leverage; our ability to successfully identify and implement process improvements and cost savings opportunities to improve our operating results; our ability to integrate acquired businesses; and terrorism and acts of war. Additional information about these and other factors that could affect the company's business is set forth in the company's various filings with the Securities and Exchange Commission, including those set forth in the company's annual report on Form 10-K for the year ended December 28, 2007 filed with the SEC on February 19, 2008. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

SOURCE: Pacer International, Inc.

INVESTOR CONTACT
Larry Yarberry, EVP & CFO
Pacer International

(925) 887-1577
larry.yarberry@pacer.com

MEDIA CONTACT

Bill Fahrenwald
James Street Associates

(708) 371-0110 x 1#

bfahrenwald@jamesstreetassoc.com

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